Exhibit 10.7

Execution Version

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”), dated as of August 25, 2021, is entered into by and among Douglas A. Paletz (“Lender”), TechPrecision Corporation, a Delaware corporation (the “TechPrecision”), and Stadco, a California corporation (the “Company”).

WHEREAS, Lender has loaned certain funds to the Company in the amount of $155,000.00 (the “Debt”), which TechPrecision, the Company and Lender desire to convert into shares of common stock of TechPrecision in connection with the Stock Purchase Closing (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and TechPrecision agree as follows:

Section 1.          Conversion to Common Stock. Effective as of the Stock Purchase Closing, the Debt shall be converted into 93,940 shares of common stock (the “Common Stock”) of TechPrecision; provided, however, that if the Anniversary Stock Price (as defined below) of the Common Stock is less than $1.65, TechPrecision shall, at its election either, (x) issue additional shares of Common Stock to Lender such that the total number of shares of Common Stock to be issued to Lender by TechPrecision multiplied by the Anniversary Stock Price shall equal $155,000.00, (y) pay to Lender an amount in cash equal to (A) $1.65 minus the Anniversary Stock Price multiplied by (B) the number of shares of Common Stock owned by Lender as of the date that is one year after the date of Closing, which shares must have been continuously owned by Lender from the date of Closing, or (z) a combination of the foregoing. At the Stock Purchase Closing, TechPrecision shall instruct its transfer agent to issue the Common Stock to Lender, and Lender shall acknowledge the repayment of the Debt in full. For purposes hereof, “Average Price” means the average of the closing price of TechPrecision’s common stock over the 10 trading days prior to the applicable measurement date, and “Anniversary Stock Price” means the Average Price measured as of the date that is one year after the date of the Closing.

Section 2.             Representations and Warranties of the Lender. Each of Lender and Stadco hereby represents to TechPrecision, effective as of the time of execution of this Agreement and as of Closing (as defined below), as follows:

a)           that it has the power and authority to enter into this Agreement, carry out its obligations hereunder, and consummate the transactions contemplated hereby, and that this Agreement is a valid and binding obligation of Lender and Stadco, has been duly authorized by all requisite action on the part of the Lender and Stadco, and is enforceable in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and similar laws affecting creditors’ rights and by the availability of injunctive relief, specific performance, and other equitable remedies;

b)            that the Debt constitutes the entire indebtedness of the Company owned by Lender and, that from and after the Closing, Lender shall hold no other indebtedness owed to it by the Company;

c)             that the execution and delivery of this Agreement by Lender and Stadco does not, and the consummation of the transactions contemplated hereby will not, (i) violate any provision of, or result in the creation of any lien under, any contract or agreement to which Lender or Stadco is a party or by which any of Lender’s or Stadco’s assets or properties are bound; (ii) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Lender or Stadco; or (iii) violate any other contractual or legal obligation or restriction to which Lender or Stadco is subject;

d)            that no claim, action, suit, proceeding, or governmental investigation (collectively, “Action”) of any nature is pending or, to Lender’s or Stadco’s knowledge after due inquiry, threatened against or by Lender or Stadco (a) relating to or affecting the Debt; or (b) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action;

e)             that neither Lender nor Stadco has entered into any agreement (other than this Agreement), including without limitation, term sheets or commitment letters, to sell or transfer the Debt;

f)             that neither Lender nor Stadco has engaged any broker, agent, finder, or other representative such that TechPrecision or the Company will be liable for any fee or commission in connection with the transactions contemplated by this Agreement;

g)             that Lender is acquiring the Common Stock solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Lender acknowledges that the Common Stock is not being offered and sold in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered under any state securities laws, and, accordingly, that the Common Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom, and subject to state securities laws and regulations, as applicable. Lender is able to bear the economic risk of holding the Common Stock for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment;

h)            that Lender is familiar with TechPrecision’s business, management, and financial affairs, and the terms and conditions of the Common Stock, that Lender has had access to information about TechPrecision and TechPrecision’s financial condition, results of operations, business, properties, management and prospects sufficient to enable Lender to evaluate Lender’s investment; and that Lender has had the opportunity to obtain such additional information that TechPrecision possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment;

i)              that Lender is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and

j)             that Lender understands that the Common Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that TechPrecision is relying in part upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire the Common Stock.

Section 3.              Representations and Warranties of TechPrecision. TechPrecision represents and warrants to Lender, effective as of the time of execution of this Agreement and as of Closing, as follows:

a)            that it has the power and authority to enter into this Agreement and that this Agreement is a valid and binding obligation of TechPrecision, enforceable in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and similar laws affecting creditors’ rights and by the availability of injunctive relief, specific performance, and other equitable remedies;

b)            that the execution and delivery of this Agreement by TechPrecision does not, and the consummation of the transactions contemplated hereby will not, (i) violate any provision of, or result in the creation of any lien under, any contract or agreement to which TechPrecision is a party or by which any of TechPrecision’s assets or properties are bound; (ii) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to TechPrecision; or (iii) violate any other contractual or legal obligation or restriction to which TechPrecision is subject;

c)             that no Action of any nature is pending or, to TechPrecision’s knowledge after due inquiry, threatened against or by TechPrecision that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action; and

d)            that TechPrecision has not engaged any broker, agent, finder, or other representative such that Lender will be liable for any fee or commission in connection with the transactions contemplated by this Agreement.

Section 4.              Survival/Indemnification.

a)            All covenants and agreements contained in this Agreement shall survive (and not be affected in any respect by) the Closing.

b)            TechPrecision, on one hand, and Lender, on the other hand (the “Indemnifying Party”) shall indemnify the other party and its equityholders, members, partners, managers, officers, agents, employees, affiliates, successors and assigns (the “Indemnified Parties”), as applicable, from, against and in respect of the amount of any and all losses, damages, liabilities, judgments, settlements, costs, expenses and claims (including reasonable attorneys’ fees and disbursements) (collectively, “Losses”) sustained by an Indemnified Party and arising out of, based on or resulting from any misrepresentation, breach of warranty or any non-fulfillment of any representation, warranty, covenant, obligation or agreement on the part of the Indemnifying Party contained in or made pursuant to this Agreement. For purposes hereof, “Losses” shall not include punitive or exemplary damages except in the case of the Indemnifying Party’s fraud, or to the extent actually awarded to a governmental authority or other third party.

c)             The parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a party hereto) for breaches of representations and warranties contained herein shall be pursuant to the indemnification provisions set forth in this Section 4.

Section 5.              Heirs, Successors and Assigns. Each and all covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective devisees, heirs, legal representatives, successors and assigns.

Section 6.              The Closing; Termination.

a)            The Closing.

(i)          The parties agree that conversion of the Debt provided for herein (the “Closing”) shall be effective as of 12:01 a.m. on the date of closing (the “Stock Purchase Closing”) under the Stock Purchase Agreement, dated as of October 16, 2020 (the “Stadco Stock Purchase Agreement”) by and among TechPrecision, Stadco New Acquisition, LLC, the Company, Stadco Acquisition, LLC, the Stockholders listed therein, and Douglas A. Paletz, as stockholders’ representative.

(ii)         At the Closing, Lender will deliver to TechPrecision (A) any notes or other documents evidencing the Debt marked “cancelled, paid-in full”; and (B) all other agreements, instruments and documents required to be delivered by Lender under this Agreement or which counsel for TechPrecision or the Company may reasonably request for the purpose of closing this Agreement.

(iii)      At the Closing, TechPrecision will deliver to Lender (A) the Common Stock, and (B) all other instruments and documents required to be delivered by TechPrecision under this Agreement or which Lender may reasonably request for the purpose of closing this Agreement.

(iv)       After the Closing, each party will execute and deliver such further certificates, agreements and other documents and take such other actions as another party may reasonably request or as may be necessary or appropriate to consummate or implement the transactions contemplated by this Agreement or to evidence such events or matters; provided, however, that no party shall be required to execute an amendment hereof or to waive any of its rights or any breach hereunder.

(b)           Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(i)            by mutual written consent of the Lender and TechPrecision without liability of any party to the other party;

(ii)           by either the Lender or TechPrecision, without liability of any party to the other party, if there shall be any law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any order enjoining TechPrecision or the Lender from consummating the transactions contemplated hereby is entered and such order shall not have been vacated or stayed within thirty (30) days of the entry thereof;

(iii)           by TechPrecision, without liability, if (A) at any time there has been a misrepresentation, breach of warranty or breach of covenant on the part of the Lender in any of the representations, warranties or covenants under this Agreement which breach is not curable, or, if curable, is not cured within ten (10) days after written notice of such breach is given to the Lender; or (B) the Stock Purchase Closing shall not have occurred by December 31, 2021 or is otherwise incapable of occurring by such date;

(iv)           by the Lender, without liability, if (A) at any time there has been a misrepresentation, breach of warranty or breach of covenant on the part of TechPrecision in any of the representations, warranties or covenants under this Agreement which breach is not curable, or, if curable, is not cured within ten (10) days after written notice of such breach is given to TechPrecision, as applicable; or (B) the Stock Purchase Closing shall not have occurred by December 31, 2021 or is otherwise incapable of occurring by such date unless, in either case, such failure has been substantially caused by the failure of Lender to perform or comply with any of the covenants, agreements or conditions hereof; or

(v)           by TechPrecision if either of the following agreements are terminated or expire by their terms prior to the Closing: (A) the Stadco Stock Purchase Agreement; (B) that certain Amended and Restated Loan Purchase Agreement, dated as of April 23, 2021, among Acquisition Sub, Sunflower Bank, N.A., Stadco, Stadco Acquisition, LLC and Stadco Mexico, Inc., or (C) that certain Stock and Warrant Purchase Agreement, dated as of August __, 2021, among Stadco New Acquisition, LLC, TechPrecision, and Five Crowns Credit Partners, LLC.

Section 9.            Counterparts. This Agreement may be executed in counterparts, and any number of counterparts signed in the aggregate by the parties will constitute a single, original instrument. In the event that any signature is delivered by an e-mail containing a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 10.          Choice of Law; Venue. This Agreement will be governed by and construed in accordance with the law of the State of Delaware without giving effect to its choice of law principles.

Section 11.           Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHTS TO DEMAND TRIAL BY JURY.

Section 12.          Modification and Amendment. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all of the parties hereto and the parties hereby waive any right to modify, amend, supplement cancel or discharge this agreement by any means other than a written instrument executed by all of the parties hereto.

Section 13.           Further Assurances. The parties agree to execute any and all documents and to take any and all actions reasonably necessary to effectuate and complete the transactions described and contemplated in this Agreement at any time and from time to time, on or after the date of this Agreement.

Section 14.           Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 15.         Expenses. Each party will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses, and disbursements of its counsel and independent public accountants.

Section 16.           No Third Party Beneficiaries. Except as provided in Section 4, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Debt Conversion Agreement effective as of the date first written above.

LENDER:

DOUGLAS A. PALETZ

By:	/s/ Douglas A. Paletz

TECHPRECISION:

TECHPRECISION CORPORATION

By:	/s/ Alexander Shen
Name: Alexander Shen
Its: Chief Executive Officer

COMPANY:

STADCO, a California corporation

By:	/s/ Babak Parsi
Name: Babak Parsi
Title: Chief Operating Officer and Secretary